EXHIBIT 99

The undersigned each hereby certifies and agrees that the above Amendment to Schedule 13D concerning securities issued by Catheter Precision, Inc. is being filed on behalf of each of the undersigned.

                  /s/ David Jenkins                                                                      Date: February 3, 2025

DAVID JENKINS

FATBOY CAPITAL, L.P.

By:  SEACAP MANAGEMENT LLC, General Partner

By:                  /s/ David Jenkins                                                               Date: February 3, 2025

      David Jenkins, Managing Member

SEACAP MANAGEMENT LLC

By:                  /s/ David Jenkins                                                                 Date: February 3, 2025

      David Jenkins, Managing Member

LINDA JENKINS CHARITABLE REMAINDER TRUST

By:                  /s/ Linda Jenkins                                                                 Date: February 3, 2025

      Linda Jenkins, Trustee

DALIN CLASS TRUST

By:                  /s/ David Jenkins                                                                 Date: February 3, 2025

      David Jenkins, Trustee